Exhibit 99.1

Financial Statements and Report of

Independent Certified Public Accountants

TappIn, Inc.

For the Ten-Month Period Ended

October 31, 2011, and

For the Year Ended December 31, 2010

Report of Independent Certified Public Accountants

Board of Directors

TappIn, Inc.

We have audited the accompanying balance sheets of TappIn, Inc. (a Delaware corporation) (the “Company”) as of October 31, 2011 and December 31, 2010, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the ten-month period ended October 31, 2011 and the year ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TappIn, Inc. as of October 31, 2011 and December 31, 2010, and the results of its operations and its cash flows for the ten-month period ended October 31, 2011 and the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP
Houston, Texas
February 13, 2012

TappIn, Inc.

BALANCE SHEETS

	As of October 31,	As of December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$485,258	$14,528
Accounts receivable	68,760	—
Unbilled revenue	20,000	—
Prepaid expenses	25,821	—

Total current assets	599,839	14,528

Property and equipment, net	23,555	4,964

Total assets	$623,394	$19,492

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$77,702	$10,666
Accrued liabilities	51,166	59,488
Deferred revenue	3,938	—
Note payable	500,000	—
Convertible promissory notes	—	670,000

Total current liabilities	632,806	740,154

Stockholders’ equity (deficit):
Series A preferred stock, no par value—issued and outstanding	2,025,726	—
6,429,594 shares; liquidation preference of $2,103,122 as of October 31, 2011	—	—
Common stock, no par value—issued and outstanding 7,861,000 shares	7,861	7,861
Additional paid-in capital	101,220	62,838
Accumulated deficit	(2,144,219)	(791,361)

Total stockholders’ deficit	(9,412)	(720,662)

Total liabilities and stockholders’ equity	$623,394	$19,492

The accompanying notes are an integral part of these financial statements.

TappIn, Inc.

STATEMENTS OF OPERATIONS

	Ten-month period ended October 31, 2011	Year ended 2010
Revenue:
Subscriptions	$4,315	$3,923
Consulting and other	170,754	171

Total revenue	175,069	4,094

Operating expenses:
Operations	779,949	367,514
Engineering	281,395	109,295
Sales and marketing	145,150	120,538
General and administrative	298,842	64,172
Depreciation	6,444	1,413

Total operating expenses:	1,511,780	662,932

Operating loss	(1,336,711)	(658,838)

Other expense:
Interest expense	(16,147)	(105,655)

Total other expense	(16,147)	(105,655)

Net loss	$(1,352,858)	$(764,493)

The accompanying notes are an integral part of these financial statements.

TappIn, Inc.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Series A Preferred Stock		Common stock		Additional paid-in	Accumulated
	Shares	Amount	Shares	Amount	capital	deficit	Total
Balance, December 31, 2009	—	$—	7,861,000	$7,861	$—	$(26,868)	$(19,007)
Issuance of common stock warrants	—	—	—	—	62,838	—	62,838
Net loss	—	—	—	—	—	(764,493)	(764,493)

Balance, December 31, 2010	—	—	7,861,000	7,861	62,838	(791,361)	(720,662)

Issuance of Series A preferred stock	6,429,594	2,103,122	—	—	—	—	2,103,122
Stock issuance costs	—	(77,396)	—	—	—	—	(77,396)
Stock-based compensation	—	—	—	—	38,382	—	38,382
Net loss	—	—	—	—	—	(1,352,858)	(1,352,858)

Balance, October 31, 2011	6,429,594	$2,025,726	7,861,000	$7,861	$101,220	$(2,144,219)	$(9,412)

The accompanying notes are an integral part of these financial statements.

TappIn, Inc.

STATEMENTS OF CASH FLOWS

	Ten-month period ended October 31, 2011	Year ended 2010
Cash flows from operating activities:
Net loss	$(1,352,858)	$(764,493)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,444	1,413
Stock-based compensation	38,382	—
Non-cash interest and lease expense	—	62,838
Changes in operating assets and liabilities:	—	—
Accounts receivable	(68,760)	—
Unbilled revenue	(20,000)	—
Prepaid assets	(25,821)	—
Accounts payable	67,036	10,666
Accrued liabilities	34,784	59,199
Deferred revenue	3,938	—
Net cash used in operating activities	(1,316,855)	(630,377)

Cash flows from investing activities:
Purchase of property and equipment	(25,035)	(6,377)
	—	—

Net cash used in investing activities	(25,035)	(6,377)

Cash flows from financing activities:
Proceeds from issuance of preferred stock	1,340,016	—
Series A Preferred stock issuance costs	(77,396)	—
Proceeds from note payable	500,000	—
Proceeds from convertible promissory notes	50,000	465,000

Net cash provided by financing activities	1,812,620	465,000

Net increase (decrease) in cash and cash equivalents	470,730	(171,754)
Cash and cash equivalents, beginning of period	14,528	186,282

Cash and cash equivalents, end of period	$485,258	$14,528

Non-cash activities
Conversion of convertible promissory notes into Series A	$763,106	$—

The accompanying notes are an integral part of these financial statements.

TappIn, Inc.

NOTES TO FINANCIAL STATEMENTS

For the Ten-Month Period Ended October 31, 2011 and for the

Year Ended December 31, 2010

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	Nature of operations

TappIn, Inc. (the “Company”) provides technology that allows users to access their digital files and media such as pictures, documents, videos and music stored on a computer using a web-browser, tablet or mobile smartphone (including Apple® iPhone® and iPad®, Google® Android™ and Windows® Phone 7) without having to upload, organize and sync files between devices or pay for additional cloud storage.

HomePipe Holdings, Inc. (“Holdings”) was formed on May 15, 2009 under the laws of the State of Delaware and contemporaneously with its formation elected to be treated as an S corporation for federal income tax purposes. HomePipe Networks Inc. (“Networks”) was formed in 2010 under the laws of the State of Delaware as a C corporation for tax purposes. On December 31, 2010, Holdings contributed all of its assets and liabilities to Networks in exchange for Networks common stock. During 2011, Networks changed its name to Tappin, Inc.

2.	Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related disclosures. Actual results could differ from those estimates.

3.	Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. At times, cash balances may exceed federally insured limits. The Company has not experienced any losses on such accounts.

4.	Accounts receivable

The Company’s accounts receivable are primarily due from customer contracts. Credit is extended based on evaluation of the customer’s financial condition and prior payment history with the Company and, typically, collateral is not required. Accounts receivable are typically due within 30 days and are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the industry as a whole. The Company charges its allowance for doubtful accounts receivable when an account becomes uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

5.	Property and equipment

Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful life of three years.

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

6.	Revenue recognition

The Company recognizes revenue upon delivery of service.

Revenue is recognized when all of the following criteria are met: (a) there is persuasive evidence of an arrangement, (b) the product or service has been delivered, (c) the fee is fixed and determinable, and (d) collectability is reasonably assured.

Revenue currently consists of the following two categories:

Subscriptions – Fees are recognized on a monthly basis. Upfront payments for annual subscriptions are initially recorded as deferred revenue, and are spread over the 12-month subscription term.

As of October 31, 2011, deferred revenue totaled $3,938.

Consulting and Non-Recurring Engineering fees – Fees related to design and implementation of enterprise customer solutions are incurred on a time and materials basis and are recognized upon completion.

7.	Stock-based compensation

The Company has a stock option plan for which compensation expense is recognized for the fair value of the Company’s share-based awards.

All share-based payments to employees including grants of employee stock options are recognized in the financial statements based on their grant date fair values.

Determining the fair value of any share-based awards requires information about several variables including, but not limited to, expected stock volatility over the terms of the awards, expected dividend yields and the predicted employee exercise behavior. The Company bases expected life on historical exercise and post-vesting employment-termination experience, and expected volatility on an average of similar companies’ historical volatilities. In addition, all stock-based compensation expense is recorded net of an estimated forfeiture rate. The forfeiture rate is based upon historical activity and is analyzed as actual forfeitures occur.

The Company recognized stock-based compensation expense of $38,382 and $0 during the ten-month period ended October 31, 2011 and the year ended December 31, 2010, respectively. The estimated fair value underlying the Company’s calculation of compensation expense for stock options is based on the Black-Scholes pricing model and expense is recognized straight-line over the vesting period. In addition, forfeitures of share-based awards are estimated at the time of grant and revised, if necessary, in subsequent periods if the Company’s estimates change based on the actual amount of forfeitures experienced.

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

8.	Advertising costs

Advertising costs are charged to operations as incurred and are included under selling and marketing expenses and totaled $145,150 and $120,538 for the ten-month period ended October 31, 2011 and the year ended December 31, 2010, respectively.

9.	Income taxes

The Company follows the asset and liability method of accounting for income taxes, under which the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. The Company measures its deferred tax assets and liabilities by using enacted tax rates it expects to apply to taxable income in the years in which it expects to recover or settle those temporary differences. The Company reflects in income the effect of a change in tax rates on deferred tax assets and liabilities in the period during which the change occurs.

10.	Warrants

Warrants to purchase common stock were issued in 2010 in connection with the convertible promissory notes, and in exchange for free rent relating to the Company’s corporate offices. The fair value of these warrants at the time of issuance was $62,838 and was fully expensed during 2010 and reflected as interest expense in the statement of operations, as they were exercisable on demand on or before December 31, 2010. The fair value was allocated to warrants and the lease in the amounts of $61,030 and $1,808 respectively. See Note G for additional information relating to the lease of the Company’s headquarters.

11.	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and unsecured accounts receivable. The Company’s cash and cash equivalents are deposited with high credit quality financial institutions. With respect to accounts receivable, the Company performs periodic reviews of its customer base and establishes allowances for estimated credit losses. There were two customers who represented 86% and 11%, respectively, of the Company’s revenues during the ten-month period ended October 31, 2011, and those same customers accounted for 77% and 23%, respectively, of accounts receivable at October 31, 2011. These amounts were subsequently collected. The Company had no customers with balances in excess of 10% of revenues or net accounts receivable as of and for the year ended December 31, 2010.

NOTE B – PROPERTY AND EQUIPMENT

Property and equipment, less accumulated depreciation at October 31, 2011 and December 31, 2010 consist of the following:

	2011	2010
Computer equipment and software	$11,212	$6,377
Domain name	20,200	—

Total property and equipment	31,412	6,377

Less accumulated depreciation and amortization	(7,857)	(1,413)

Property and equipment — net	$23,555	$4,964

Depreciation expense was $6,444 for the ten-month period ended October 31, 2011 and $1,413 for the year ended December 31, 2010.

NOTE C – CONVERTIBLE PROMISSORY NOTES

During 2010 and 2011, the Company issued convertible promissory notes that converted into Series A Preferred stock. As of December 31, 2010, the outstanding notes and accrued interest totaled $670,000 and $43,106, respectively. During January 2011 an additional $50,000 of convertible promissory notes were issued. During February 2011, notes totaling $720,000 and accrued interest totaling $58,121 were converted into Series A Preferred Stock at $0.3271 per share. The notes accrued interest at 10%.

NOTE D – NOTE PAYABLE

On October 25, 2011, the Company entered into a Secured Promissory Note in the amount of $500,000. This note represented an advance payment related to the sale of company which occurred in December 2011. The note accrued interest at 10% and matured on the earlier of (i) October 25, 2012, (ii) the closing of the Change of Control, or (iii) the occurrence and continuation of an Event of Default. See Note J for more information relating to the sale of the Company in December 2011.

NOTE E – SERIES A PREFERRED STOCK

In February 2011, the Company issued 5,894,596 shares of Series A Preferred Stock (“Series A”) at $0.3271 per share for a total amount of $1,928,122. In October 2011, the Company issued 534,998 shares of Series A shares at $0.3271 per share for a total amount of $175,000. Series A stockholders are entitled to receive non-cumulative dividends, if and when declared by the Board.

NOTE E – SERIES A PREFERRED STOCK – Continued

As discussed in Note C, convertible notes totaling $720,000 and accrued interest totaling $58,121 were converted into the first close of Series A in February 2011.

Each share of Series A shall have the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted. Each share of Series A is convertible, at the option of the stockholder, into one share of common stock at any time after the date of issuance. All Series A shares automatically convert into common stock at the applicable conversion rate upon the closing of a qualified IPO or upon request from a majority of the preferred stockholders, as defined in the Amended Articles of Incorporation (the “Amended Articles”).

Shares may be redeemed only in the event of a liquidation, dissolution, or winding up of the Company, either voluntary or involuntary. A merger, consolidation or sale of the Company, as defined in the Amended Articles, will be deemed to be a liquidation for purposes of calculating the liquidation preferences.

The liquidation preference for the Series A preferred stock is one times the sum of $0.3271 per share plus all accrued or declared but unpaid dividends, and are paid prior to any Company assets being distributed to Series A preferred or common stockholders. Thereafter, the Series A preferred stockholders are entitled to their preference amount and then will share in the remaining net assets as distributed to Series A preferred and common stockholders on a pro-rata as if converted basis. There were no declared and unpaid dividends as of December 31, 2010 and October 31, 2011 on Series A preferred stock.

As discussed in Note J, the Series A shares were redeemed in connection with the sale of the Company which closed in December 2011.

NOTE F – COMMON STOCK

Common stock totaling $7,861 represents 7,861,000 shares issued to four founding shareholders of the Company in 2009. As discussed in Note J, the common shares were redeemed in connection with the sale of the Company.

NOTE G – LEASE OBLIGATIONS

The Company entered into a free-rent agreement for the year-ended 2010 with a landlord in exchange for a warrant to purchase 12,000 shares of common stock. As discussed in Note A, the warrants were valued at $1,808 and the expense was included in general and administrative expenses for the year-ended December 31, 2010.

In November 2011, the Company paid the landlord $11,000 for rent for the eleven-month period ended November 30, 2011, also included in general and administrative expenses.

NOTE H – INCOME TAXES

For the calendar year ended December 31, 2010, the Company filed its federal income tax return as an S Corporation. As an S Corporation, income and loss items flow-through to the Company’s shareholders and any tax liability or benefit becomes the obligation or benefit of the Company’s shareholders. Because income and loss items of the Company are not its tax liability or benefit, the Company has not provided a provision for federal and state income taxes for 2010.

For the calendar year ended December 31, 2011, the Company will file its federal income tax return as a C Corporation. As a C Corporation, income and loss items of the Company remain with the Company and any tax liability or benefit becomes the obligation or benefit of the Company. Accordingly, the Company has provided a provision for federal and state income taxes for the ten-month period ended October 31, 2011 and the provision for federal and state income taxes is zero as the Company recorded a full valuation allowance against the income tax benefit associated with the book loss.

As of October 31, 2011, the Company has net deferred tax assets of $693,125, related to book-tax differences for capitalized software costs of $283,921, stock based compensation of $13,050, and net operating losses of $396,155. In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The Company can recognize a tax benefit associated with these deferred tax assets to the extent of taxable income the Company expects to earn in future periods. Because the Company believes taxable income is not likely in future periods, the Company has recorded a full valuation allowance for the period ended October 31, 2011.

As of October 31, 2011, the Company had $396,155 of deferred tax assets related to net operating losses for federal income tax purposes which are available to reduce future taxable income. The Company has recorded a full valuation allowance against these net operating losses. These net operating losses can be used to offset future taxable income through the year ended December 31, 2021.

The Company has no unrecognized tax benefits and no unrecognized tax benefit activity during the ten-month period ended October 31, 2011.

The Company has adopted a policy to record interest and penalty expense related to income taxes as interest and other expense, respectively. At October 31, 2011, no interest or penalties have been or are required to be accrued. All Company income tax returns are open and are subject to audit by the Internal Revenue Service. The Company’s returns have not been audited and are not under audit by the Internal Revenue Service or any State.

NOTE I – STOCK-BASED COMPENSATION

The Company has an incentive stock option plan (the “Option Plan”) under which eligible employees receive options to purchase shares of the Company’s common stock. The Option Plan authorizes the grant of options for the purchase of up to 2,419,186 shares of common stock. Under the Option Plan, the option price shall not be less than the fair market value on the date of grant. Options expire ten years from the grant date and vest annually over a period ranging from one to four years.

NOTE I – STOCK-BASED COMPENSATION – Continued

The fair value of stock options granted to employees is valued using the Black-Scholes option pricing model. The fair value of each option granted is amortized on a straight-line basis over the requisite service period, which is generally the vesting period, and recorded as compensation expense beginning with grants issued during the ten-month period ended October 31, 2011.

Compensation expense is based on the estimated fair value at the grant date. The amount recognized as compensation expense for the ten-month period ended October 31, 2011 totaled $38,382.

The following weighted-average assumptions were used to compute fair value of the stock options granted:

During 2011, the Company granted 1,473,300 stock options to employees and advisors. As discussed in Note J, the Company was sold in December 2011. As a result, the unvested stock options were subject to 100% accelerated vesting as of the effective date of the acquisition. The remaining 945,886 shares available for grant were cancelled in connection with the sale of the company.

The risk-free rate used in the Black-Scholes valuation method is based on the implied yield currently available in the U.S. Treasury securities at maturity, with an equivalent term, as of the date of grant. The expected term of options was determined using historical and expected exercise trends. Expected volatility is based on average volatilities of public companies in similar industries over the expected term.

Compensation expense related to the stock options totaled $46,058, of which $38,382 was recognized during the ten-month period ended October 31, 2011. As of October 31, 2011, there was $7,676 in unrecognized pre-tax compensation expense related to non-vested stock options granted under the Company’s stock option plan. This amount was recognized in December in connection with the close of the sale of the Company.

The following weighted-average assumptions were used during 2011 for options granted:

Dividend yield	0.0%
Expected volatility	90.0%
Risk-free interest rate	1.55% to 2.33%, depending on grant date
Expected life	10 years

NOTE I – STOCK-BASED COMPENSATION – Continued

The following table summarizes stock option activity for the Option Plan for the ten-month period ended October 31, 2011:

		Outstanding			Weighted-
				Weighted-	average
				average	remaining
	Shares		Exercise	exercise	contractual
	available	Shares	price/share	price	term
Balance—January 1, 2011	—	—	—	—	—
Shares authorized	2,419,186	—	—	—	—
Granted	(1,473,300)	1,473,300	$0.05-$0.10	$0.10	9.36 yrs.
Exercised	—	—	—	—	—
Forfeited/canceled	—	—	—	—	—

Balance—October 31, 2011	945,886	1,473,300	—	$0.10	9.36 yrs.

Exercisable—October 31, 2011		1,473,300	$0.05-$0.10	—	9.36 yrs.

NOTE J – SUBSEQUENT EVENT – SALE OF THE COMPANY

The Company evaluated it financial statements for subsequent events through February 13, 2012, the date the financial statements were available to be issued.

In November 2011, the Company issued 1,593,971 shares of Series A at $0.3271 per share for a total amount of $521,388.

In December 2011, the Company entered into an Agreement and Plan of Merger (the “Agreement”) with GlobalSCAPE, Inc and GlobalSCAPE’s wholly-owned subsidiary Plumber Acquisition Corporation. The Agreement provides an upfront payment of $9,000,000, and earnout payments to be made to the former stockholders of the Company totaling $8,000,000, to be paid in 2012, 2013, and 2014, subject to performance milestones as defined in the Agreement. The Note Payable and accrued interest totaling $505,068 was deducted from the initial payout in connection with the close of the transaction.